                                                               EXHIBIT 10.4

                                     LEASE

        1. PARTIES: ROBERT A. JONES, K. GEORGE NAJARIAN, Trustees of Athenaeum Realty Nominee Trust, under a Declaration of Trust dated October 3, 1990, ("LESSOR"), which expression shall include its heirs, successors and assigns where the context so admits, does hereby lease to BITSTREAM, INC., a Massachusetts Corporation, ("LESSEE") which expression shall include its successors, administrators, and assigns where the context so admits, and the LESSEE hereby leases and shall peaceably hold and enjoy the following described premises:

        2. PREMISES: Portions of the first floor (A-1), second floor (A-2, F-2) and the third floor (F-3) containing forty-one thousand three hundred twenty-four (41,324) square feet of space more or less, in the building at 215 First Street, Cambridge, Middlesex County, Massachusetts, all as described in Exhibit A attached hereto and shown on the plan in said Exhibit A (the "Leased Premises"), together with all improvements therein and together with all appurtenances thereto, including but not limited to the right to use in common, with others entitled thereto, the entrances, lobby, hallways, stairways, loading docks, and elevators, necessary for access to and enjoyment of said Leased Premises.

        LESSOR reserves the right from time to time to install, maintain, use, repair, place and replace utility lines, pipes, ducts, conduits, wires, gas, electric, or any other meters and fixtures located on or passing through the Leased Premises (in locations which shall not


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
materially interfere with LESSEE'S use thereof) to serve other portions of the LESSOR'S property of which the Leased Premises are a part. LESSOR shall use reasonable efforts to minimize the disruption to LESSEE'S business when exercising LESSOR'S rights under this Section 2.

        Subject to LESSOR'S reserved rights specified above, there shall be appurtenant to the Leased Premises the right to park up to one hundred forty-two (142) passenger motor vehicles in open (uncovered) parking areas provided on the Lot and/or in any parking garage which LESSOR may hereafter construct on the Lot. Notwithstanding anything herein to the contrary, such parking will be made available within twelve hundred (1,200) feet of the main Linksy Way (Munroe Street) entrance to the building. LESSOR reserves the right to designate the locations of the spaces to be utilized for such parking rights by written notice to LESSEE, and to change the location of any or all of such spaces by notice to LESSEE at any time and from time to time as LESSOR shall solely determine. The parking spaces provided hereunder need not be contiguous and may be partially located in covered garage areas and partially in open lots. After the construction of a parking garage, the annual fair rental value of LESSEE'S parking spaces available to LESSEE shall be reasonably determined by LESSOR, but in no event to be greater than the lowest rate then being offered to any other similar user of the parking garage for a similar amount of parking spaces.

        3. TERM: The term of this Lease shall be for a term of five (5) years commencing October 1, 1990.

        4. RENT: The LESSEE shall pay to the LESSOR base rent at the rate of Four hundred thirteen thousand two hundred and forty dollars

($413,240.00) annually, payable in advance in monthly installments of Thirty-four thousand four hundred and thirty-six dollars and 67/100 ($34,436.67); LESSEE shall pay LESSOR monthly parking rent at the rate of Seventy-five dollars ($75.00) per space per month. For example, the monthly rent for 142 spaces equals ($75.00 x 142 spaces) $10,650.00 monthly, or One hundred twenty-seven thousand eight hundred dollars ($127,800.00) annually.
        Each rent payment shall be due and payable on or before the fifth of the month for which the rent payment is applicable. If any payment of rent or other sums due hereunder is not paid when due three times within any twelve
(12) month period, LESSEE shall pay to LESSOR a late charge equal to five (5%) percent of the unpaid amount per month, or part thereof, that such amount remains unpaid.
        LESSOR agrees that all payments made by LESSEE for the period from October 1, 1990 until the date of signing of this Lease are sufficient and no further charges are due to LESSOR even though such payments may not be in accordance with this Lease and/or the prior lease between LESSOR and LESSEE.
        5. RENT ADJUSTMENT: The LESSEE shall pay to the LESSOR as additional rent fourteen and 50/100ths percent (14.50%) of any operating expenses, defined for purposes of this agreement as to the common area operating expenses, including but not limited to heat, electricity, insurance, snow and ice removal, janitorial, and other maintenance, but specifically excluding all expenses which would be considered to be "capital expenses" under generally accepted accounting principals. The LESSEE shall also pay to the LESSOR fourteen and 50/100ths percent.

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
(14.50%) of the real estate taxes levied against the land and building, of which the Leased Premises are a part. These payments shall be prorated should this Lease terminate before the end of the calendar year. The LESSEE shall pay with each monthly installment of rent one-twelfth (1/12) the estimated annual amount of such operating expenses and taxes to be adjusted annually when the actual amount is determined.
        6. RIGHT OF FIRST REFUSAL ON ADDITIONAL SPACE: Provided LESSEE is not then in default of the Lease, LESSOR agrees that prior to leasing the space (B-3, 12,708 square feet) or any portion of that space identified on Exhibit B (Right of First Refusal Space) to a third party (a person or entity not already in possession of that space), LESSOR shall notify LESSEE in writing including the terms upon which the First Refusal Space is to be leased (Offered Terms).
On or before the fifth (5th) business day after receipt by LESSEE of notice of Offered Terms, LESSEE shall have the right to lease the First Refusal Space on Offered Terms. LESSEE shall exercise its right to Lease First Refusal Space by written notice to LESSOR and received by LESSOR within said five (5) business-day period. If LESSEE timely exercises its right to lease First Refusal Space, LESSOR and LESSEE shall, within the next ten (10) business days, enter into an amendment to this Lease which amendment shall reflect the Offered
Terms, shall be coterminous with this Lease, shall reflect appropriate adjustments to CAO shares, and otherwise contain the same terms and conditions as stated in this Lease. In the event LESSEE fails to properly exercise its right to lease first Refusal Space and/or to properly enter into the said lease amendment covering the First Refusal Space, LESSOR shall be free to lease First Refusal

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
Space to another party on the Offered Terms or on terms substantially similar to the Offered Terms, and should a lease be consummated the First Refusal Right under this paragraph will expire and be null and void as to such space as the case may be.
        7. ADDITIONAL OCCUPANCY, FIT-UP AND RENT ADJUSTMENT: At such time as LESSEE takes additional space which requires fit-up, LESSOR will, subject to financiability on a best efforts basis, provide a $47.18 per square foot buildout allowance. The maximum total allowance will be $400,000.00. If and when these funds are provided, LESSEE will pay an additional improvements charge equivalent to $1.30 per annum per useable square foot for 54,032 square feet for five (5) years. This improvements charge shall be adjusted proportionately for the term remaining on the Lease and the actual total improvement allowance received by LESSEE.
        Base Rent on additional space shall be $10.00 per square foot per year. At such time as LESSEE occupies 54,032 square feet, Base Rent on all the leased premises will be $9 per square feet or Four hundred eighty-six thousand two hundred eighty-eight dollars and 00/100 ($486,288.00) per year.
        8. UTILITIES: (a) The LESSOR shall provide and LESSEE shall pay for all LESSEE's utilities, including heat, electricity, gas, and water and sewer use charges as separately metered.
        (b) LESSOR agrees to furnish reasonable heat to the hallways, and to heat the stairways, elevators and public lavatories during normal business hours on regular business days of the heating season of each year, and to light passageways and stairways during normal business hours, and to furnish such cleaning service to such common areas

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
and snow and ice removal from the sidewalk bordering the Leased Premises and the parking areas as is customary in similar buildings in said city, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR'S control. LESSEE shall pay its proportionate share for these utilities and services as set out in Paragraph 5 above.

        (c) LESSOR has installed at its own expense separate meters for all utilities including heat, electricity, gas, water and sewer, and air conditioning, and shall record LESSEE'S utility charges, which will be paid for directly by LESSEE, as billed by the LESSOR within ten (10) days of receipt of said bill. The LESSEE shall have the right to audit said charges and payments upon reasonable notice.

        9. USE OF LEASED PREMISES: The LESSEE shall use the Leased Premises only for the purpose of first-class offices and its related uses including but not limited to computers.

           LESSOR warrants that it has the right and is authorized to grant the rights set forth in this lease and to lease the demised premises to LESSEE under the terms and conditions set forth in this lease. LESSOR warrants that LESSEE, upon performing its obligations under this lease, may freely, peaceably, and quietly occupy and enjoy the demised premises without interference of any kind.

       10. COMPLIANCE WITH LAWS: The LESSEE acknowledges that no trade or occupation shall be conducted in the Leased Premises or use made thereof which shall be unlawful, improper, noisy or offensive or will

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
include excess public access, or be contrary to any law or any municipal by-law or ordinance in force in the city in which the premises are situated.

       11. FIRE INSURANCE: The LESSEE shall not permit any use of the Leased Premises which will make voidable any insurance on the property of which said Leased Premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the Insurance Services Office of New England, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other Lessees, all extra insurance premiums caused by the LESSEE'S use of the premises.

      11A. WAIVER OF SUBROGATION: LESSOR and LESSEE mutually agree to keep their respective properties insured against fire and other perils included in a standard extended coverage endorsement and that with respect to any loss which is covered by insurance then being carried by them respectively, the one carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of SUBROGATION against the other on account thereof.

        12. MAINTENANCE OF PREMISES: The LESSEE agrees to maintain the Leased Premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this Lease, reasonable wear and tear, damage by fire, and other casualty only expected, to provide its own interior janitorial service, and, whenever necessary, to replace plate glass and other glass therein, damaged due to

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
negligence of the LESSEE or his agents, acknowledging that the Leased Premises are now in good order and the glass whole. LESSEE agrees to maintain the HVAC system servicing the Leased Premises. The LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises, which consent shall not be unreasonably withheld or delayed. LESSEE shall have the right to keep all existing signage in place for the full term of this Lease. LESSOR agrees to be responsible for required capital improvements of the HVAC system, as defined under generally accepted accounting principles and all improvements to the HVAC system required to provide good quality air throughout the Leased Premises; except that any changes caused by LESSEE altered conditions shall be paid for by LESSEE.

  13. ALTERATIONS -- ADDITIONS: The LESSEE shall not make structural alterations or additions to the Leased Premises, but may make nonstructural alterations, provided the LESSOR consents in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE'S expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the Leased Premises for labor and materials furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE, and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations, or improvements made by the LESSOR, excluding moveable partitions and furnishings, shall become the property of the



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
LESSOR at the termination of occupancy as provided herein.

  14. ASSIGNMENT -- SUBLETTING: The LESSEE shall not assign or sublet the whole or any part of the Leased Premises without the LESSOR'S prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payments of all rent and for the full performance of the covenants and conditions of this Lease.

  15. SUBORDINATION: The Lease and LESSEE'S interest hereunder, except as hereinafter provided, shall be subordinate to the lien of any present or future mortgage or mortgages upon the Leased Premises or any property of which the Leased Premises are a part, irrespective of the time of execution or the time of recording of any such mortgage or mortgages. The word "mortgage" as used in this Paragraph shall mean mortgages, deeds of trust, and other similar instruments held by any lender and all modifications, extensions, renewals and replacements thereof. This Paragraph is self-operative, and no further instrument of subordination shall be required by the holder of any such mortgage so long as the subordination is made and granted upon the condition that, in the event of any entry by the holder of any such mortgage to foreclose, a foreclosure of any such mortgage by entry or by sale, or an acquisition by the holder of any such mortgage of LESSOR'S interest under this Lease or in the Leased Premises through foreclosure or otherwise, LESSEE shall peaceably hold and enjoy the Leased Premises as a lessee of such holder, upon the same terms, covenants and conditions as set forth in this Lease without any hindrance or interruption from such holder. In the event of such entry, foreclosure or acquisition, LESSEE shall recognize the holder


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of the mortgage with respect to which such action is taken as the LESSOR under this Lease. As used in this Paragraph, the word "holder" includes any person claiming through or under any such mortgage, including any purchaser at a foreclosure sale, and the word "LESSEE" shall include LESSEE'S successors and assigns.

         Notwithstanding the self-operative effect of this Paragraph, the LESSEE agrees to execute such further documents in recordable form as the LESSOR or any lender may reasonably require, consistent with the terms of this Paragraph.

     16. LESSOR'S ACCESS: The LESSOR or agents of the LESSOR may, at reasonable times, upon reasonable prior notice, enter to view the Leased Premises, and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do, and may show the Leased Premises to others, with reasonable prior notice at any time within four (4) months before the expiration of the term, may affix to any suitable part of the Leased Premises a notice for letting or selling the Leased Premises or property of which the Leased Premises are a part and keep the same so affixed without hindrance or molestation. LESSOR agrees to use reasonable efforts when accessing the Leased Premises to minimize the interference with LESSEE'S business activities.

     17. INDEMNIFICATION AND LIABILITY: The LESSEE shall save the LESSOR harmless from all loss and damage occasioned by the use or escape of water or by the bursting of pipes, or by any nuisance made or suffered on the Leased Premises, unless such loss is caused by the neglect of the LESSOR.


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
        18. LIABILITY INSURANCE: The LESSEE shall maintain with respect to the Leased Premises and the property of which the Leased Premises are a part, comprehensive public lability insurance in the amount of One Million ($1,000,000.00) Dollars, with property damage insurance in limits of Five Hundred Thousand Dollars ($500,000.00) in responsible companies qualified to do business in Massachusetts and in good standing therein, insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten
(10) days' prior written notice to each assured name therein.

        19. FIRE, CASUALTY -- EMINENT DOMAIN: Should a substantial portion of the Leased Premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this Lease. When such fire, casualty, or taking renders the Leased Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this Lease if:

                (a)     The LESSOR fails to file written notice within thirty
                        (30) days of intention to restore Leased premises; or

                (b) The LESSOR fails to restore the Leased Premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty, or taking.

     The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the Leased Premises for any taking by eminent domain, except for damage to the LESSEE'S fixtures, property or equipment.

     20. DEFAULT AND BANKRUPTCY: In the event that:
        (a) The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for twenty (20) days after written notice thereof; or

        (b) The LESSEE shall default in the observance or performance of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

        (c) The LESSEE shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of LESSEE'S property for the benefit or creditors; then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Leased Premises, to declare the term of this Lease ended, and remove the LESSEE'S effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss and reasonable payment of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. In the event of default, LESSOR shall take reasonable effort to re-let the premises. If LESSOR re-lets the


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premises, LESSEE may off-set its payable rent by the amount of rent received by LESSOR. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE'S part to be observed or performed under or by virtue of any of the provisions in any article of this Lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligation for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees, in instituting, prosecuting, or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of twelve percent (12%) per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

     21. NOTICE: Any notice from the LESSOR to the LESSEE relating to the Leased Premises or to the occupancy thereof shall be deemed duly served, if delivered by hand to a responsible employee of LESSEE or if mailed, return receipt requested, postage prepaid, addressed to the LESSEE, BITSTREAM, INC.,
Attention: President at the Leased Premises. Any notice from the LESSEE to the LESSOR relating to the Leased Premises or to the occupancy thereof, shall be deemed duly served, if delivered by hand to a responsible employee of LESSOR or if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent and notices shall be paid and sent to the LESSOR at:


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
                       ATHENAEUM REALTY NOMINEE TRUST
                             The Athenaeum Group
                              215 First Street
                             Cambridge, MA 02142

     22. SURRENDER: The LESSEE shall at the expiration or other termination of this Lease remove all LESSEE'S goods and effects from the Leased
Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the Leased Premises). LESSEE shall deliver to the LESSOR the Leased Premises and all keys, locks thereto, and other fixtures connected therewith, and all alterations and additions made to or upon the Leased Premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE'S failure to remove any of the LESSEE'S property from the premises, LESSOR is hereby authorized without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE'S expense or to retain the same under LESSOR'S control or to sell at public or private sale, with reasonable notice any or all of the property not so removed, and to apply the net proceeds of such sale to the payment of any sum due hereunder.

     23. OPTION TO EXTEND: If the LESSEE is not then in default, the term of this LEASE may be extended at the option of the LESSEE for two (2) periods of five (5) years, such periods of five (5) years being herein sometimes referred to as the "first extended term" and "second extended term" as follows.

        The first extended term shall commence at the expiration of



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
the initial term, five (5) years after the commencement date exercisable by written notice from the LESSEE to the LESSOR given not more than eight (8) months and not less than four (4) months prior to the expiration of the initial term.

     The second extended term shall commence at the expiration of the first extended term, five (5) years after the commencement date of the first extended term and exercisable by written notice from the LESSEE to the LESSOR given not more than eight (8) months and not less than four (4) months prior to the expiration of the first extended term.

     The annual Base Rent for each extended term shall be adjusted at the commencement of each extended term and its Base Rent shall be the lesser of either fair market rental value of the Leased Premises, or, shall be the sum of the following:

          (i)  The Base Rent of the last year of the previous term; plus,

         (ii) The result obtained by multiplying the Base Rent of the last year of the previous term by 90% of the increase, in the Consumer Price Index from the month preceding the Commencement Date to the month preceding the month of adjustment.

     For this purpose, "Consumer Price Index" shall mean the Consumer Price Index for the Urban Wage Earners and Clerical Workers - Boston, Massachusetts, established by the U.S. Department of Labor, or the most nearly comparable successor index.

     The fair market rental value of the Leased Premises as of the Commencement of each Extended Term shall be determined as follows: LESSOR and LESSEE shall each determine their opinion of the fair market

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rental value of the Leased Premises taking into account the quality, size, configuration, location, parking, comparable values and all other facts which each determined to be relevant. At least ninety (90) days prior to the expiration of the then term of the lease, at a mutually agreeable time and place, the LESSOR and LESSEE shall simultaneously exchange in writing their respective opinions of the fair market rental value for the Leased Premises. If the respective opinions of LESSOR and LESSEE are within ten (10%) percent of each other, the fair market rental value of the Leased Premises shall be determined to be the average of the two opinions. If the respective opinions of the LESSEE and LESSOR are not with ten (10%) percent of each other, the LESSOR and LESSEE shall promptly select a disinterested real estate appraiser familiar with values in Cambridge, Massachusetts, and the sole function of the agreed upon real estate appraiser shall be to choose either the opinion of the LESSOR or the opinion of the LESSEE of the fair market rental value which most closely reflects the fair market rental value of the Leased Premises. The LESSOR and the LESSEE will equally share the compensation of the real estate appraiser selected. The determination as to the fair market rental value of the Leased Premises shall be final and conclusively binding on the parties and may be enforced by legal proceedings. In the event the LESSOR and LESSEE are unable to agree upon a disinterested appraiser, either party may apply to any court of competent jurisdiction for the appointment of a disinterested appraiser. In the event the annual Base Rent for an Extended Term has not been finally determined under the aforesaid procedure prior to the commencement of the Extended Term, the LESSEE shall pay at the

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
commencement of the Extended Term, the greater of the annual Base Rent of the previous term of the lease or the fair market rental value of the Leased Premises submitted by LESSOR, all to be retroactively adjusted immediately upon the final determination of the annual Base Rent, if necessary.

        24. BROKER: LESSOR represents to LESSEE and LESSEE represents to LESSOR that they respectively have not dealt with any real estate broker, sales person, or finder in connection with this Lease other than Ian Grant of Spaulding and Slye Colliers International and Robert A. Jones & Company, and LESSOR agrees to pay any and all fees due to said brokers.

             LESSOR agrees to pay Spaulding and Slye Colliers a total fee of $40,000.00 as follows:

                        $10,000.00 March 15, 1992
                        $10,000.00 September 15, 1992
                        $10,000.00 March 15, 1993
                        $10,000.00 September 15, 1993

             If LESSOR fails to perform its obligation under this section above within 30 days of the dates prescribed, LESSEE shall have the right to withhold such amount from the next rental amount owed and make said payment directly to Spaulding and Slye Colliers International.

             LESSEE shall not have any other rights to self-help under this Lease.




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
     Notwithstanding the foregoing, in no event shall the annual Base Rent during an Extended Term be less than the annual Base Rent of the last year of the previous term.





IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto set their hands and common seals this 17th day of March, 1992.


LESSOR:

ATHENAEUM REALTY NOMINEE TRUST



/s/  Robert A. Jones                    /s/  Elaine W. Giles
- --------------------------------        -----------------------------------
Robert A. Jones, Trustee                Witness


/s/  K. George Najarian, Trustee        /s/  Elaine W. Giles
- --------------------------------        -----------------------------------


LESSEE:

BITSTREAM, INC.



/s/  James W. Sole                      /s/  Peter T. Johnson
- --------------------------------        -----------------------------------
President                               Witness


/s/  James W. Sole                      /s/  Peter T. Johnson
- --------------------------------        -----------------------------------
Treasurer                               Witness



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
                           ATHENAEUM STREET                     BITSTREAM
                                                                EXHIBIT A
                                                                1 OF 3

F                                                                     S
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                                                                      D


S                                                                     S
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                           MONROE STREET
                            LINSKY WAY

FIRST FLOOR PLAN

THE ATHENAEUM HOUSE
215 First Street, Cambridge

                                                                EXHIBIT A
                                                                   2 OF 3


                              [SECOND FLOOR PLAN]


The Athenaeum House                                        16 January 1991
215 First Street, Cambridge

                                                                 EXHIBIT A
                                                                    3 OF 3



                               [THIRD FLOOR PLAN]


The Athenaeum House                                         16 January 1991
215 First Street, Cambridge

                                                    EXHIBIT B
                                                    RIGHT OF FIRST REFUSAL SPAC


                               [THIRD FLOOR PLAN]


The Athenaeum House                                             16 January 1991
215 First Street, Cambridge